Exhibit 23.1
GMAC LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report relating to the consolidated financial statements of GMAC LLC dated March 12, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Notes 1 and 24), and our report on internal control over financial reporting dated March 12, 2007 (which report expresses an adverse opinion on the effectiveness of GMAC LLC’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of GMAC LLC for the year ended December 31, 2006, in the following registration statements:

Registration
Form	Statement No	Description

S-3	333-131150	$12,500,000,000 GMAC LLC Demand Notes

S-3	333-109323	$20,000,000,000 GMAC LLC Medium-Term Notes

S-3	333-128356	$15,000,000,000 GMAC LLC SmartNotes

S-3	333-108533	$20,000,000,000 GMAC LLC Debt Securities or Warrants to Purchase Debt Securities

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP

Detroit, Michigan
March 12, 2007